      As filed with the Securities and Exchange Commission on May 8, 1998
                                           Registration No. 333-________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                               ATL PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                     95-3834281
(State or Other Jurisdiction of              (IRS Employer Identification No.)
 Incorporation or Organization)

                  2801 KELVIN AVENUE, IRVINE, CALIFORNIA 92614
             (Address of Principal Executive Offices)  (Zip Code)

                            ------------------------

                               ATL PRODUCTS, INC.
                           1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                            -----------------------

                              KEVIN C. DALY, PH.D.
                            CHIEF EXECUTIVE OFFICER
                               ATL PRODUCTS, INC.
                               2801 KELVIN AVENUE
                            IRVINE, CALIFORNIA 92614
                    (Name and Address of Agent for Service)
                                 (714) 774-6900
         (Telephone Number, Including Area Code, of Agent for Service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
TITLE OF EACH CLASS               AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
OF SECURITIES                      TO BE            OFFERING              AGGREGATE        REGISTRATION
TO BE REGISTERED               REGISTERED(1)   PRICE PER SHARE(2)     OFFERING PRICE(2)         FEE
--------------------------------------------------------------------------------------------------------
1997 Stock Incentive Plan
Class A Common Stock,             200,000                $23.69            $4,738,000          $1,397.71
$.0001 par value
========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Class A Common Stock of ATL Products, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Class A Common Stock of ATL Products, Inc. on May 5, 1998, as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     ATL Products, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the Commission on June 30, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997, filed with the Commission August 14, 1997, November 14, 1997 and February 17, 1998, respectively; and

     (c) The Registrant's Registration Statement No. 000-22037 on Form 8-A, filed with the Commission on January 23, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which describes the terms, rights and provisions applicable to the Registrant's outstanding Class A Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the Registrant and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Registrant's directors the benefit of the Delaware General Corporation Law ("DGCL"), which provides that directors of a Delaware corporation may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or any transaction from which the director derived an improper personal benefit.

     The Registrant's Certificate of Incorporation and Bylaws require indemnification of Registrant's directors and officers to the maximum extent permitted by the DGCL. Section 145 of the DGCL authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of the Registrant, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Registrant. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Registrant; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the Registrant upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

     The Registrant has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Registrant against certain liabilities arising from the discharge of their duties in such capacities.

     The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant and its stockholders.


Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

  Number    Exhibit
  ------    -------

   4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-22037 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).

   5.1      Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Ernst & Young LLP, Independent Auditors.
  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.1.
  24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
  99.1      1997 Stock Incentive Plan.
  99.2 Form of Notice of Grant of Stock Option (Discretionary Option Grant Program).
  99.3      Form of Stock Option Agreement (Discretionary Option Grant Program).
  99.4 Form of Addendum to Stock Option Agreement (Discretionary Option Grant Program -Involuntary Termination Following Corporate Transaction/Change in Control).
  99.5 Form of Addendum to Stock Option Agreement (Discretionary Option Grant Program -Limited Stock Appreciation Rights).
  99.6      Form of Stock Issuance Agreement.
  99.7 Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
  99.8      Form of Notice of Grant of Automatic Stock Option (Initial Grant).
  99.9      Form of Notice of Grant of Automatic Stock Option (Annual Grant).
  99.10     Form of Automatic Stock Option Agreement.


Item 9.  Undertakings
         ------------

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
               (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i)
                                       --------  -------
               and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

          (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 6 day of May, 1998.

                              ATL PRODUCTS, INC.


                              By:   /s/ KEVIN C. DALY
                                  ----------------------------------------------
                                    Kevin C. Daly, Ph.D., Chairman of the Board
                                    and Chief Executive Officer
                                    (Principal Executive Officer)


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of ATL Products, Inc., a Delaware corporation, do hereby constitute and appoint Kevin C. Daly, Ph.D. and Mark P. de Raad, and each of them, with full power of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorneys and agents, each acting alone, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                 Title                          Date
     ---------                 -----                          ----
/s/ KEVIN C. DALY
---------------------------    Chief Executive Officer and    May 6, 1998
Kevin C. Daly, Ph.D.           Chairman of the Board
                               (Principal Executive Officer)

/s/ MARK P. DE RAAD
---------------------------    Chief Financial Officer        May 6, 1998
Mark P. de Raad                (Principal Financial Officer)

/s/ JAMES A. PIPP
---------------------------    Controller and Secretary       May 6, 1998
James A. Pipp                  (Principal Accounting Officer)

     Signature                 Title                          Date
     ---------                 -----                          ----
/s/ CRANDALL GUDMUNDSON
---------------------------    Director                       May 6, 1998
Crandall Gudmundson

/s/ JOEL SLUTZKY
---------------------------    Director                       May 6, 1998
Joel Slutzky

/s/ THOMAS L. THOMAS
---------------------------    Director                       May 6, 1998
Thomas L. Thomas

/s/ PAUL E. WRIGHT
---------------------------    Director                       May 6, 1998
Paul E. Wright

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933



                               ATL Products, Inc.

                                 EXHIBIT INDEX
                                 -------------



  Number    Exhibit
  ------    -------


     4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-22037 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).

     5.1    Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1    Consent of Ernst & Young LLP, Independent Auditors.
    23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.1.
    24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
    99.1    1997 Stock Incentive Plan.
    99.2 Form of Notice of Grant of Stock Option (Discretionary Option Grant Program).
    99.3    Form of Stock Option Agreement (Discretionary Option Grant Program).
    99.4 Form of Addendum to Stock Option Agreement (Discretionary Option Grant Program -Involuntary Termination Following Corporate Transaction/Change in Control).
    99.5 Form of Addendum to Stock Option Agreement (Discretionary Option Grant Program -Limited Stock Appreciation Rights).
    99.6    Form of Stock Issuance Agreement.
    99.7 Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
    99.8    Form of Notice of Grant of Automatic Stock Option (Initial Grant).
    99.9    Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.10   Form of Automatic Stock Option Agreement.